UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒        Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

XEROX HOLDINGS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1	Title of each class of securities to which transaction applies:
	2	Aggregate number of securities to which transaction applies:
	3	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4	Proposed maximum aggregate value of transaction:
	5	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1	Amount previously paid:
	2	Form, Schedule or Registration Statement No.:
	3	Filing Party:
	4	Date Filed:

SUPPLEMENT TO THE NOTICE OF 2024 ANNUAL MEETING SHAREHOLDERS AND PROXY STATEMENT DATED APRIL 11, 2024 FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 22, 2024

This Supplement provides updated information with respect to the 2024 Annual Meeting of Shareholders (Annual Meeting) of Xerox Holdings Corporation (Xerox) to be held on May 22, 2024.

On April 11, 2024, the Company commenced distribution of the Notice of 2024 Annual Meeting of Shareholders and Proxy Statement for the Annual Meeting (Proxy Statement). This Supplement describes a recent change in the proposed nominees for election to the Board of Directors of the Company (Board) and should be read in conjunction with the Proxy Statement.

WITHDRAWAL OF NOMINEE FOR ELECTION AS DIRECTOR

On April 25, 2024, the Board withdrew Kenneth S. Wilson’s nomination for election to the Board at the Annual Meeting and Mr. Wilson will no longer stand for election at the Annual Meeting. As of the date hereof, the Board has determined that it will not nominate a replacement Director for election at the Annual Meeting. In connection therewith, pursuant to our By-Laws, the Board increased the size of the Board to nine (instead of ten).

VOTING MATTERS

If you have already returned your proxy card or voting instruction form, you do not need to take any action unless you wish to change your vote.

Proxy cards and voting instruction forms already returned by shareholders will remain valid and will be voted at the Annual Meeting unless revoked.

Shares represented by proxy cards or voting instruction forms returned before the Annual Meeting will be voted for the Directors nominated by the Board as instructed on the proxy card or voting instruction form, except that votes will not be cast for Mr. Wilson (and such votes will be disregarded) because he is no longer standing for election. If you have not yet returned your proxy card or voting instruction form, please fill in the proxy card or voting instruction form disregarding Mr. Wilson’s name as a nominee for election as Director.

None of the other agenda items presented in the Proxy Statement are affected by this Supplement, and shares represented by proxy cards or voting instruction forms returned before the Annual Meeting will be voted with respect to all other matters properly brought before the Annual Meeting as instructed on the proxy card or voting instruction form.

Information regarding how to vote your shares, or revoke your proxy or voting instructions, is available in the Proxy Statement.

April 25, 2024